Exhibit 99.1

Kura Oncology Reports Second Quarter 2016 Financial Results

Promising clinical activity observed in Phase 2 trial of tipifarnib in HRAS mutant solid tumors has triggered additional patient enrollment

Management to host webcast and conference call today at 1:15 p.m. PDT/4:15 p.m. EDT

LA JOLLA, Calif., August 10, 2016 – Kura Oncology, Inc., (NASDAQ: KURA) a clinical stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer, today reported second quarter 2016 financial results and recent business highlights. In the company’s Phase 2 trial of tipifarnib in HRAS mutant solid tumors, positive clinical activity, including objective responses, has been observed in patients with head and neck squamous cell carcinomas and patients with salivary gland cancer. Based on these responses, enrollment will be expanded to an additional seven patients.

“We are encouraged by the promising activity observed in patients with HRAS mutant solid tumors that supports the potential use of tipifarnib as a single agent to inhibit HRAS-mediated activation of the MAPK pathway to produce therapeutic responses,” said Troy Wilson, Ph.D., J.D., President and CEO of Kura Oncology. “There are currently no approved treatments that specifically target HRAS mutations, and the activity we have seen in patients with HRAS mutant head and neck squamous cell carcinomas is particularly exciting. I am pleased with Kura’s progress to date in 2016 and look forward to providing additional updates on our ongoing activities as the year continues to unfold.”

Update on Phase 2 Clinical Trial in HRAS Mutant Solid Tumors

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Kura Oncology’s Phase 2 trial of tipifarnib in HRAS mutant solid tumors was designed to initially enroll two cohorts of 11 patients each with HRAS mutations, with the first cohort comprising patients with thyroid cancers and the second comprising patients with non-hematologic malignancies other than thyroid cancer. The primary objective of the study is to investigate the antitumor activity of tipifarnib in terms of objective response rate. Secondary objectives include progression-free survival, duration of response and safety. Per the protocol, two objective responses are required from the first 11 evaluable patients in a cohort in order to proceed to the second stage and enroll an additional seven patients.

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In the second cohort, 11 evaluable patients have been enrolled to date with the most common histologies comprising salivary gland tumors (5 patients) and head and neck squamous cell carcinomas (3 patients).

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Among the three patients with HRAS mutant head and neck squamous cell cancer, two patients have had confirmed partial responses (PR), and disease stabilization has been observed in the third patient. The two patients with PR’s have been on study for more than 12 and 5 months, and responses were seen after 6 and 2 cycles of treatment, respectively.  The third patient demonstrated disease stabilization for 7 months.

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No objective responses have been observed in patients with salivary gland tumors; however, 3 of 5 salivary gland cancer patients experienced disease stabilization beyond 6 months (>6, 9 and >11 months).

•	The first cohort of the Phase 2 trial, which consists of patients with thyroid cancers with HRAS mutations, continues enrolling.

Upcoming Clinical and Preclinical Milestones for Kura Oncology Programs

•	Initiation of a Phase 2 clinical trial for tipifarnib in patients with CMML is planned in the second half of 2016.
•	IND submission for ERK inhibitor, KO-947, is anticipated in the second half of 2016.
•	Nomination of a development candidate for the menin-MLL program is anticipated in the second half of 2016.

Financial Results for the Second Quarter 2016

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Cash, cash equivalents and short-term investments totaled $80.1 million as of June 30, 2016, compared with $85.7 million as of December 31, 2015. Management expects that current cash, cash equivalents and short-term investments will be sufficient to fund current operations into 2018.

•	Research and development expenses for the second quarter of 2016 were $4.9 million, compared to $4.4 million for the second quarter of 2015.
•	General and administrative expenses for the second quarter of 2016 were $1.9 million, compared to $1.5 million for the second quarter of 2015.
•	Net loss for the second quarter of 2016 was $6.7 million, or $0.36 per share, compared to a net loss of $5.6 million, or $0.54 per share, for the second quarter of 2015.
•	During the second quarter of 2016, as previously disclosed, Kura Oncology put in place a $20.0 million term loan facility, of which $7.5 million has been drawn to date.

Webcast and Conference Call

Kura management will host a webcast and conference call regarding this announcement at 1:15 p.m. PDT/4:15 p.m. EDT today. The live call may be accessed by dialing 877-516-3514 for domestic callers and 281-973-6129 for international callers and entering the conference code: 60855133. A live webcast and archive of the call will be available online from the investor relations section of the company website at www.kuraoncology.com. A telephone replay of the call will be available by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers and entering the conference code: 608855133.

About Kura Oncology

Kura Oncology is a clinical-stage biopharmaceutical company committed to realizing the promise of precision medicines for the treatment of cancer. The company’s pipeline consists of small molecules that target cancer signaling pathways where there is a strong scientific and clinical rationale to improve outcomes by identifying those patients most likely to benefit from treatment. Kura Oncology’s lead drug candidate is tipifarnib, a farnesyl transferase inhibitor, which is being studied in multiple Phase 2 clinical trials. The preclinical pipeline includes KO-947, an ERK inhibitor, as well as an inhibitor of the menin-MLL interaction. For additional information about Kura Oncology, please visit the company’s website at www.kuraoncology.com.

Forward Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and therapeutic potential of Kura Oncology’s product candidates and compounds, including tipifarnib, progress and expected timing of Kura Oncology’s drug development programs and clinical trials, including the expansion of enrollment, plans regarding regulatory filings and future research and clinical trials, the strength of Kura Oncology’s balance sheet and the adequacy of cash on hand. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These forward-looking statements are based upon Kura Oncology’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the risk that compounds that appeared promising in early studies or clinical trials do not demonstrate safety and/or efficacy in later studies or clinical trials, the risk that Kura Oncology may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. For a further list and description of the risks and uncertainties Kura Oncology faces, please refer to Kura Oncology’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Kura Oncology assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

KURA ONCOLOGY, INC.
Statements of Operations Data
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Operating Expenses:
Research and development	$4,936	$4,401	$9,585	$8,029
General and administrative	1,855	1,506	4,246	2,566
Total operating expenses	6,791	5,907	13,831	10,595
Other income, net	130	322	544	534
Net loss	$(6,661)	$(5,585)	$(13,287)	$(10,061)
Net loss per share, basic and diluted	$(0.36)	$(0.54)	$(0.72)	$(1.47)
Weighted average number of shares used in computing net loss per share, basic and diluted	18,548	10,420	18,397	6,822

KURA ONCOLOGY, INC.
Balance Sheet Data
(unaudited)
(in thousands)

	June 30,	December 31,
	2016	2015
Cash, cash equivalents and short-term investments	$80,090	$85,746
Working capital	77,037	81,814
Total assets	81,744	87,259
Long-term liabilities	7,319	101
Accumulated deficit	(39,583)	(26,296)
Total stockholders’ equity	70,041	82,103

CONTACT INFORMATION

INVESTOR CONTACT:

Robert H. Uhl

Managing Director

Westwicke Partners, LLC

(858) 356-5932

robert.uhl@westwicke.com

CORPORATE COMMUNICATIONS CONTACT:

Mark Corbae

Vice President

Canale Communications

(619) 849-5375

mark@canalecomm.com